EHIBIT 10.46

AGREEMENT BETWEEN

THE COMPANY

AND

PHIL SCHLEIN

THIS AGREEMENT (the “Agreement”) is dated as of the 23rd day of September, 2003, by and between QRS Corporation, a Delaware corporation (the “Company”), and Phil Schlein (“Mr. Schlein”).

RECITALS

WHEREAS, on September 23, 2003, Mr. Schlein resigned as a member of the Board of Directors of the Company (the “Board”);

WHEREAS the Company previously granted to Mr. Schlein the non-qualified stock options (the “Options”) set forth in Exhibit A hereto pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan (as amended and restated, the “Plan”) and the stock option agreements dated as of the date of each grant, respectively (collectively, the “Option Agreements”); and

WHEREAS, in connection with Mr. Schlein’s resignation as a member of the Board, Mr. Schlein and the Company desire to amend the terms of the Option Agreements to provide for accelerated vesting of certain of the Options, and the extension of the termination date for such options:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Notwithstanding anything to the contrary set forth in the Plan or in any of the Option Agreements, the vesting of Mr. Schlein’s option to purchase an aggregate of 40,000 shares of Common Stock of the Company, pursuant to the Options dated January 2, 2001, July 26, 2001, January 2, 2002 and May 15, 2003 (collectively, the “Accelerated Options”), shall be accelerated as of the date of this Agreement such that he shall be entitled to exercise such Accelerated Options for that number of shares that would have vested had he continued to serve on the Board through August 31, 2004. For the sake of clarity, (a) Mr. Schlein shall be entitled to purchase up to 36,666 shares of the Common Stock granted pursuant to the Accelerated Options, and (b) his option to purchase the remaining 3,334 shares that would have been unvested as of August 31, 2004 under the Accelerated Options shall immediately terminate.

2. Notwithstanding anything to the contrary in the Plan or the Option Agreements, unless previously exercised, the Accelerated Options shall terminate, and Mr. Schlein shall have no further right to exercise the Accelerated Options, at any time after November 30, 2004.

3. Except as otherwise set forth herein, the terms of the Option Agreements shall survive the execution and delivery of this Agreement.

4. As part of this Agreement, QRS Corporation has agreed that director indemnification provided by the Company will remain in force covering the period of Mr. Schlein’s Board services in accordance with the terms of his written Indemnification Agreement with the Company and the Company’s Bylaws.

5. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

QRS CORPORATION

By:	/S/ ELIZABETH A. FETTER

Elizabeth A. Fetter President and CEO

/S/ PHIL SCHLEIN

Phil Schlein

Exhibit A

Options (not reflecting acceleration pursuant to this Agreement)

Number	Grant Date	Plan	Shares Granted	Price	Shares Exercised	Shares Vested and Exercisable
00000423	2/16/1996	1993	7,500	$14.583333	5,625	1,875
00000489	5/30/1997	1993	7,500	$25.166667	3,750	3,750
00000666	5/5/1998	1993	7,500	$30.583333	0	7,500
00001973	1/2/2001	1993	10,000	$12.750000	0	7,916
00002065	7/26/2001	1993	10,000	$15.850000	0	6,458
00002126	1/2/2002	1993	10,000	$13.600000	0	5,416
00002797	5/15/2003	1993	10,000	$4.640000	0	0
Total			62,500		9,375	32,915

Options (reflecting acceleration pursuant to this Agreement)

Exercisable Options

Number	Grant Date	Plan	Shares Granted	Price	Shares Exercised	Shares Vested and Exercisable
00000423	2/16/1996	1993	7,500	$14.583333	5,625	1,875
00000489	5/30/1997	1993	7,500	$25.166667	3,750	3,750
00000666	5/5/1998	1993	7,500	$30.583333	0	7,500
00001973	1/2/2001	1993	10,000	$12.750000	0	10,000
00002065	7/26/2001	1993	10,000	$15.850000	0	8,958
00002126	1/2/2002	1993	10,000	$13.600000	0	7,708
00002797	5/15/2003	1993	10,000	$4.640000	0	10,000
	TOTALS		62,500		9,375	49,791